Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-206032) and Registration Statement on Form S-8 (Registration No. 333-203114 and 333-210459) of Bioblast Pharma Ltd. of our report dated April 23, 2018 with respect to the consolidated financial statements of Bioblast Pharma Ltd. included in this Annual Report on Form 20-F of Bioblast Pharma Ltd. for the year ended December 31, 2017.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
April 23, 2018